Exhibit 99.2

NOT FOR RELEASE, DISTRIBUTION OR PUBLICATION, IN OR INTO CANADA, AUSTRALIA OR JAPAN OR ANY OTHER JURISDICTION WHERE IT IS UNLAWFUL TO DO SO.



4 April 2006

FOR IMMEDIATE RELEASE

               RECOMMENDED OFFERS BY NTL FOR VIRGIN MOBILE


o NTL Incorporated ("NTL") and the Independent Board of Virgin Mobile Holdings (UK) plc ("VIRGIN Mobile") are pleased to announce that each of the pre-conditions set out in the pre-conditional possible offer announcement made on 16 January 2006 has been satisfied or waived and that they have reached agreement on the terms of a recommended cash offer to be made by ntl Investment Holdings Limited (the "CASH OFFEROR"), a wholly owned subsidiary of ntl, with a recommended share alternative offer to be made by ntl, and a recommended share and cash alternative offer to be made by ntl and the Cash Offeror, to acquire the entire issued and to be issued share capital of Virgin Mobile (the "OFFER"). The Offer will be implemented by way of a scheme of arrangement under section 425 of the Companies Act 1985, as amended.

o Pursuant to the terms of the Offer, Virgin Mobile Shareholders can elect for:

     (1)  the Cash Offer of 372 pence in cash per Scheme Share held; or

     (2) the Share Offer of 0.23245 ntl Shares per Scheme Share held, valued at 389 pence per Scheme Share based on ntl's closing price and the US$/(pound) exchange rate at 3 April 2006; or

     (3)  the  Share  and  Cash  Offer by ntl and the  Cash  Offeror  of
          0.18596 ntl Shares and 67 pence in cash per Scheme Share held, valued at 311 pence per Scheme Share based on ntl's closing price and the US$/(pound) exchange rate at 3 April 2006 plus 67 pence in cash.

o The above terms have been restated from those set out in ntl's announcement of a potential offer for Virgin Mobile on 16 January 2006 as a result of the subsequent closing of the merger of ntl and Telewest and the consequent change in the identity of the ultimate parent company of the ntl Group. This has required the number of ntl shares to be offered for each Virgin Mobile Share under the Share Offer and the Share and Cash Offer to be adjusted as set out in this announcement.

o The Cash Offer values the existing issued share capital of Virgin Mobile at approximately (pound)962.4 million.

o The Cash Offer represents a premium of 19.6 per cent. to the Virgin Mobile Share price on 2 December 2005, the last business day prior to the commencement of the offer period; premia of 18.9 per cent.,
     26.2 per cent. and 47.9 per cent. to the average Virgin Mobile Share price over the one, three and twelve month periods prior to 5 December 2005, respectively; and a 86.0 per cent. premium to Virgin Mobile's IPO offer price on 21 July 2004 when it was listed on the London Stock Exchange.

o ntl has entered into a 30-year exclusive brand licence with Virgin Enterprises Limited for the use of the Virgin brand for ntl's consumer business.

o Closely following the merger of ntl and Telewest to create the UK's leading triple-play cable provider, ntl's combination with Virgin Mobile and the proposed re-branding of its combined consumer businesses with the Virgin brand represents an important milestone in ntl's history.

o ntl believes that the combination with Virgin Mobile and the re-branding of its combined consumer operations with the Virgin brand will deliver wide-ranging strategic and financial benefits to shareholders. In particular, ntl believes that the transactions will:

     o help transform it from the UK's leading triple-play cable provider into a national entertainment and communications company, harnessing the powerful Virgin consumer champion brand;

     o enhance ntl as a scale competitor in the UK, enabling ntl to compete more effectively with the large incumbents in the UK telecommunications market. In addition, the extension of ntl's product suite to include mobility will, ntl believes, provide a strong platform for innovation and development of converged products, such as converged fixed and mobile telephony devices, and video and voice services;

     o appeal to existing and new consumers by offering a wide range of high quality communications services from a single provider, with the unique flavour and customer focus of the Virgin brand;

     o allow it to extend its expertise in bundling and cross-selling communications products to mobile telephony; and

     o    provide potential for revenue synergies by:

          o increasing penetration and reducing customer churn by providing an appealing product suite under the Virgin brand; and

          o increasing average revenue per user through the effective cross-selling of mobile services into customer homes serviced by ntl, and triple-play services to Virgin Mobile subscribers.

o ntl believes that the Offer will not materially affect its current leverage. Other potential benefits anticipated include savings on some of the re-branding costs it may have incurred had it re-branded under a newly created brand, and the use of certain existing capital allowances to offset Virgin Mobile taxable income.

o Virgin Mobile will retain its existing brand and will continue to be based in the UK.

o Virgin Mobile's operating business will continue to be led by members of Virgin Mobile's current management team, and it is intended that a marketing director from Virgin will join ntl, bringing Virgin's brand expertise to the ntl management team.

o The Independent Board, who have been so advised by Morgan Stanley & Co. Limited, consider the terms of the Cash Offer, the Share Offer and the Share and Cash Offer to be fair and reasonable. In providing advice to the Independent Board, Morgan Stanley & Co. Limited has taken into account the commercial assessments of the Independent Board.

o The Independent Board has indicated to ntl that it intends unanimously to recommend that Virgin Mobile Shareholders vote in favour of the Scheme at the appropriate meetings, as the Independent Directors have undertaken to do in respect of all their own beneficial holdings of 1,338,534 Virgin Mobile Shares, representing as at the date of this announcement, in aggregate, approximately 0.52 per cent. of the existing issued share capital of Virgin Mobile.

o Virgin Mobile Shareholders considering making an election for the Share Offer or for the Share and Cash Offer are referred to the investment considerations which will be set out in the Scheme Document. The decision as to whether Virgin Mobile Shareholders make an election for the Share Offer or for the Share and Cash Offer will depend on their individual circumstances. If Virgin Mobile Shareholders are in any doubt as to the action they should take, they should seek their own financial advice from an independent financial adviser.

o ntl and the Cash Offeror have received irrevocable undertakings to vote in favour of a scheme of arrangement to implement the Offer from Virgin Mobile Shareholders representing approximately 72.0 per cent. of the existing issued share capital of Virgin Mobile. The Virgin Group which, taken together, holds approximately 71.2 per cent. of the existing issued share capital of Virgin Mobile, has undertaken, irrespective of whether any higher competing bid is made, to vote in favour of a scheme of arrangement to implement the Offer and to elect in full for the Cash and Share Offer.

Commenting on the Offer, James Mooney, Executive Chairman of ntl, said:

"We are delighted to announce the recommended Offer and the brand licensing with Virgin today, which not only delivers mobile capability to our product bundle but also gives us access to a leading consumer brand. It truly is a step-change transaction not only for ntl but for the media sector as an whole in the UK.

Central to today's announcement is our strong belief that offering a quad-play underpins true media convergence, and offering high quality communications services will, we believe, appeal to existing subscribers of the enlarged business as well as new customers. There is a natural appeal for mobile, telephony, broadband and television content and ntl is now truly unique in its mass market product offering."

Commenting on the Offer, Charles Gurassa, Chairman of Virgin Mobile, said:

"After careful consideration, the Independent Directors of Virgin Mobile intend to recommend ntl's Offer to shareholders. This Offer reflects the strong operational and financial performance of Virgin Mobile and represents an excellent opportunity for Virgin Mobile shareholders to realise the significant increase in shareholder value since flotation. We believe this Offer is in the best interests of Virgin Mobile's shareholders, customers and employees."

ENQUIRIES:

NTL

Richard Williams                                        Tel: +44 (0)20 7299 5479

BUCHANAN COMMUNICATIONS (PR Adviser to ntl)

Mark Edwards or Jeremy Garcia                           Tel: +44 (0)20 7466 5000

GOLDMAN SACHS (Financial Adviser to ntl)

Alain Carrier                                           Tel: +44 (0)20 7774 1000

VIRGIN MOBILE

Steven Day or Mike Thomas                               Tel: +44 (0)20 7484 4300

MORGAN STANLEY & CO. LIMITED (Financial Adviser to
Virgin Mobile)

Justin Manson or Scott Bruckner                         Tel: +44 (0)20 7425 8000

INVESTEC BANK (UK) LIMITED (Corporate Broker to
Virgin Mobile)

Chris Godsmark                                          Tel: +44 (0)20 7597 5051

JP MORGAN CAZENOVE (Corporate Broker to
Virgin Mobile)

Arjun Khullar                                           Tel: +44 (0)20 7155 8642

FINSBURY (PR Adviser to Virgin Mobile)

James Murgatroyd or Don Hunter                          Tel: +44 (0)20 7251 3801

A conference call and webcast for analysts and investors regarding the Offer will be held today at 2 p.m. UK time/ 9 a.m. Eastern Standard Time (UK: +44 20 7365 8426, US: +1 617 597 5341, participant code: ntl). The presentation can also be accessed live via webcast on ntl's website, www.ntl.com/investors. The teleconference replay will be available for one week beginning approximately two hours after the end of the call and will be available until Tuesday, 11 April 2006. The dial-in replay number for the US is: +1 617 801 6888 and the international dial-in replay number is: +44 (0) 207 365 8427, participant code: 98450630.

A press conference will be held today at 12 p.m. UK time at the offices of Buchanan Communications, 45 Moorfields, EC2Y 9AE.

This summary should be read in conjunction with the full text of the attached announcement. The Offer will be subject to the conditions set out in Appendix I to this announcement and the full conditions and further terms which will be set out in the Scheme Document expected to be issued in due course.

Appendix II contains the sources and bases of information used in this announcement.

Appendix III contains further details on the Implementation Agreement.

Appendix IV contains the definitions of certain expressions used in this announcement.

Goldman Sachs International, which is authorised and regulated in the United Kingdom by the Financial Services Authority, is acting exclusively for ntl and the Cash Offeror and no one else in connection with the Offer and will not be responsible to anyone other than ntl and the Cash Offeror for providing the protections afforded to its customers or for providing advice in relation to the Offer or any matter or arrangement referred to herein.

Morgan Stanley & Co. Limited is acting exclusively for Virgin Mobile and no one else in connection with the Offer and will not be responsible to anyone other than Virgin Mobile for providing the protections afforded to its clients or for providing advice in relation to the Offer or any matter or arrangement referred to herein.

Investec Bank (UK) Limited is acting exclusively for Virgin Mobile and no one else in connection with the Offer and will not be responsible to anyone other than Virgin Mobile for providing the protections afforded to its clients or for providing advice in relation to the Offer or any matter or arrangement referred to herein.

JP Morgan Cazenove is acting exclusively for Virgin Mobile and no one else in connection with the Offer and will not be responsible to anyone other than Virgin Mobile for providing the protections afforded to its clients or for providing advice in relation to the Offer or any matter or arrangement referred to herein.

FURTHER INFORMATION ON THE OFFER

The availability of the Offer to Virgin Mobile Shareholders who are not resident in the United Kingdom and the United States may be affected by the laws of relevant jurisdictions. Virgin Mobile Shareholders who are not resident in the United Kingdom or the United States will need to inform themselves about and observe any applicable requirements.

Any securities that are offered pursuant to the Offer described in this announcement have not been and will not be registered under the applicable securities laws of Australia, Canada or Japan. Accordingly, any such securities may not be offered, sold or delivered, directly or indirectly, in or into Australia, Canada or Japan except pursuant to exemptions from applicable requirements of such jurisdictions.

The Offer will be subject to the applicable rules and regulations of the UKLA, the London Stock Exchange and the City Code. In addition, the Offer will be subject to the applicable requirements of the United States federal and state securities laws and the applicable rules and regulations of NASDAQ (except to the extent exempt from such requirements).

Virgin Mobile Shareholders should read any prospectus that may be filed by ntl with the SEC, because any such prospectus will contain important information. Investors may obtain a free copy of any prospectus, if and when it becomes available, and other documents filed by ntl with the SEC, at the SEC's website at http://www.sec.gov. Free copies of any prospectus, if and when it becomes available, may be obtained by directing a request to ntl Incorporated, 9098 Third Avenue, Suite 2863, New York, New York 10022, Attention: Investor Relations. If the Offer proceeds by way of scheme of arrangement, however, it is anticipated that no prospectus would be required because the transaction would be exempt from registration under the US Securities Act of 1933, as amended, pursuant to section 3(a)(10) thereof, in which case this fact will be disclosed in the scheme document sent to all Virgin Mobile Shareholders.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, or the solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

CITY CODE

Under the provisions of Rule 8.3 of the City Code, if any person is, or becomes, "interested" (directly or indirectly) in 1 per cent. or more of any class of "relevant securities" of ntl, the Cash Offeror or of Virgin Mobile, all "dealings" in any "relevant securities" of that company (including by means of an option in respect of, or a derivative referenced to, any such "relevant securities") must be publicly disclosed by no later than 3.30 p.m. (London time) on the Business Day following the date of the relevant transaction. This requirement will continue until the date on which the Offer becomes, or is declared, unconditional as to acceptances, lapses or is otherwise withdrawn or on which the "offer period" otherwise ends. If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire an "interest" in "relevant securities" of ntl, the Cash Offeror or Virgin Mobile, they will be deemed to be a single person for the purpose of Rule 8.3. Under the provisions of Rule 8.1 of the City Code, all "dealings" in "relevant securities" of ntl, the Cash Offeror or of Virgin Mobile by ntl, the Cash Offeror or Virgin Mobile, or by any of their respective "associates", must be disclosed by no later than 12.00 noon (London time) on the Business Day following the date of the relevant transaction. A disclosure table, giving details of the companies in whose "relevant securities" "dealings" should be disclosed, and the number of such securities in issue, can be found on the Panel's website at www.thetakeoverpanel.org.uk. "Interests in securities" arise, in summary, when a person has long economic exposure, whether conditional or absolute, to changes in price of securities. In particular, a person will be treated as having an "interest" by virtue of the ownership or control of securities, or by virtue of any option in respect of, or derivative referenced to, securities. Terms in quotation marks are defined in the City Code, which can also be found on the Panel's website. If you are in any doubt as to whether or not you are required to disclose a "dealing" under Rule 8, you should consult the Panel.

FORWARD LOOKING STATEMENTS

Certain statements in this document regarding the proposed transaction between ntl and Virgin Mobile, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and products and any other statements regarding Virgin Mobile's or ntl's future expectations, beliefs, goals or prospects constitute forward-looking statements as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995. When used in this document, the words "believe", "anticipate", "should", "intend", "plan", "will", "expects", "estimates", "projects", "positioned", "strategy", and similar expressions or statements that are not historical facts, in each case as they relate to ntl and Virgin Mobile, the management of either such company or the proposed transaction, are intended to identify those expressions or statements as forward-looking statements. In addition to the risks and uncertainties noted in this document, there are certain factors, risks and uncertainties that could cause actual results to differ materially from those anticipated by some of the statements made, many of which are beyond the control of ntl and Virgin Mobile. These include: (1) the failure to obtain and retain expected synergies from the integration of legacy ntl and legacy Telewest Global and the proposed transaction, (2) rates of success in executing, managing and integrating key acquisitions, including the integration of legacy ntl and legacy Telewest Global and the proposed acquisition, (3) the ability to achieve business plans for the combined company, (4) the ability to manage and maintain key customer relationships, (5) delays in obtaining, or adverse conditions contained in, any regulatory or third-party approvals in connection with the proposed acquisition, (6) availability and cost of capital, (7) the ability to manage regulatory, tax and legal matters, and to resolve pending matters within current estimates, (8) other similar factors, and (9) the risk factors summarized and explained in the 2005 Form 10-K for NTL Holdings Inc. (fka NTL Incorporated). For additional information concerning factors that could cause actual results to materially differ from those projected herein, please refer to ntl's and NTL Holdings Inc.'s most recent Form 10-K, 10-Q and 8-K reports.

NOT FOR RELEASE, DISTRIBUTION OR PUBLICATION IN OR INTO AUSTRALIA, CANADA OR JAPAN OR ANY OTHER JURISDICTION WHERE IT IS UNLAWFUL TO DO SO.

                                                            4 April 2006

               RECOMMENDED OFFERS BY NTL FOR VIRGIN MOBILE


1.   INTRODUCTION

     NTL Incorporated ("NTL") and the Independent Board of Virgin Mobile Holdings (UK) plc ("VIRGIN MOBILE") are pleased to announce that each of the pre-conditions set out in the pre-conditional possible offer announcement made on 16 January 2006 has been satisfied or waived and that they have reached agreement on the terms of a recommended cash offer to be made by ntl Investment Holdings Limited (the "CASH OFFEROR"), a wholly owned subsidiary of ntl, with a recommended share alternative offer to be made by ntl, and a recommended share and cash alternative offer to be made by ntl and the Cash Offeror, to acquire the entire issued and to be issued share capital of Virgin Mobile. The Offer will be implemented by way of a scheme of arrangement under section 425 of the Companies Act 1985, as amended.

2.   OUTLINE TERMS AND CONDITIONS OF THE OFFER

     Under the Offer, which is subject to the conditions referred to in paragraph 11 and set out in Appendix I to this announcement, and subject to the further terms and conditions to be set out in the Scheme Document, Scheme Shareholders will be able to elect to accept the following alternative offers:

     (a)  Under the Cash Offer:

            FOR EACH SCHEME SHARE HELD      372P IN CASH

     (b)  Under the Share Offer:

            FOR EACH SCHEME SHARE HELD      0.23245 NTL SHARES

     (c)  Under the Share and Cash Offer:

             FOR EACH SCHEME SHARE HELD     0.18596 NTL SHARES PLUS 67P IN CASH

     The above terms have been restated from those set out in ntl's announcement of a potential offer for Virgin Mobile on 16 January 2006 as a result of the subsequent closing of the merger of ntl and Telewest and the consequent change in the identity of the ultimate parent company of the ntl Group. This has required the number of ntl shares to be offered for each Virgin Mobile Share under the Share Offer and the Share and Cash Offer to be adjusted as set out in this announcement.

3.   THE CASH OFFER

     The Cash Offer represents a premium of 19.6 per cent. to the Virgin Mobile Share price on 2 December 2005, the last business day prior to the commencement of the offer period; premia of 18.9 per cent.,
     26.2 per cent. and 47.9 per cent. to the average Virgin Mobile Share price over the one, three and twelve month periods prior to 5 December 2005, respectively; and a 86.0 per cent. premium to Virgin Mobile's IPO offer price on 21 July 2004 when it was listed on the London Stock Exchange.

     The Cash Offer values the entire issued share capital of Virgin Mobile at approximately (pound)962.4 million.

4.   THE SHARE OFFER

     As an alternative offer to the Cash Offer, Scheme Shareholders (other than certain Overseas Shareholders) may elect to receive ntl Shares to be offered by ntl, on the basis of 0.23245 ntl Shares for each Scheme Share held.

     ntl Shares are quoted and tradable on the NASDAQ National Market. Applications will be made for the new ntl Shares to be quoted on the NASDAQ National Market.

     The Share Offer is valued at 389 pence per Scheme Share based on ntl's closing price and the US$/(pound) exchange rate at 3 April 2006.

5.   THE SHARE AND CASH OFFER

     As an alternative to both the Cash Offer and the Share Offer, ntl and the Cash Offeror are also making the Share and Cash Offer, which will enable Scheme Shareholders (other than certain Overseas Shareholders) to elect to receive ntl Shares and cash, to be offered by ntl and the Cash Offeror on the basis of 0.18596 ntl Shares and 67 pence in cash for each Scheme Share held.

     ntl Shares are quoted and tradable on the NASDAQ National Market. Applications will be made for the new ntl Shares to be quoted on the NASDAQ National Market.

     The Share and Cash Offer is valued at 311 pence per Scheme Share based on ntl's closing price and the US$/(pound) exchange rate at 3 April 2006 plus 67 pence in cash.

6.   IRREVOCABLE UNDERTAKINGS TO ACCEPT THE OFFER

     In aggregate, ntl and the Cash Offeror have received irrevocable undertakings to vote in favour of the Scheme (or accept the Offer, if it is restructured as a Takeover Offer) from Virgin Mobile Shareholders representing approximately 72.0 per cent. of the existing issued capital of Virgin Mobile.

     The Virgin Group which, taken together, holds Virgin Mobile Shares representing approximately 71.2 per cent. of the existing issued ordinary share capital of Virgin Mobile, has irrevocably undertaken, irrespective of whether any higher competing bid is made, to vote its holding in favour of the Scheme or to accept a Takeover Offer (in the event of the Offer being restructured as a Takeover Offer). In the event that the Offer is restructured as a Takeover Offer, ntl has agreed with Virgin that such Takeover Offer will be on identical terms save always that such Takeover Offer will be conditional on receiving at least 70 per cent. acceptances. Virgin has elected to accept the Share and Cash Offer in respect of all its Scheme Shares.

     The irrevocable undertakings received from the Independent Board are in respect of their (and their connected persons') respective entire holdings of Virgin Mobile Shares, amounting in aggregate to 1,338,534 Virgin Mobile Shares, representing approximately 0.52 per cent. of Virgin Mobile's existing issued ordinary share capital.

7.   BRAND LICENCE

     ntl and Virgin Enterprises have also entered into a trade mark licence agreement (the "BRAND LICENCE"), licensing to ntl the use of certain Virgin trade marks within the United Kingdom and
     Ireland. The Brand Licence is an exclusive licence, covering a number of aspects of ntl's consumer business, including the provision of communications services (such as internet, television, and fixed line telephony), the acquisition and branding of sports, movie and other premium television content, the acquisition and exploitation of sports media rights, and the branding and sale of related communications equipment (such as set-top boxes and cable modems). If ntl acquires Virgin Mobile, the Brand Licence will also replace the existing brand licensing arrangements between Virgin Mobile and Virgin. The Brand Licence also permits ntl to rename its ultimate public holding company with a name that includes the Virgin name. The Brand Licence is for a 30 year period, although ntl may terminate it at the end of the tenth year of that period on one year's notice. The Brand Licence is subject to early termination by ntl in certain circumstances, including (subject to the making of certain payments) on a change of control of ntl. Under the Brand Licence, ntl will pay Virgin Enterprises a royalty of 0.25 per cent. of relevant consumer revenues (which would have been approximately (pound)9 million based on 2005 revenues (including Virgin.net and Virgin Mobile)), which royalty is subject to a minimum annual payment of (pound)8.5 million. ntl expects to commence the proposed re-branding within 12 months of the Brand Licence becoming unconditional.

     In connection with the Brand Licence, Virgin Enterprises will have the right to propose a nominee to serve as a director of ntl, and will also have the right to nominate a senior marketing executive (reporting to the Chief Executive Officer, Chief Operating Officer, or senior person in charge of ntl's consumer division) as a ntl employee. In addition, Sir Richard Branson has also agreed to support ntl's promotional activities.

     The Brand Licence is conditional upon the passing of an ordinary resolution of the Independent Virgin Mobile Shareholders (which requires a vote, to be held on a poll, in favour, of more than 50 per cent. of the votes cast by Independent Virgin Mobile Shareholders) to approve the Brand Licence. The Independent Board intends unanimously to recommend that the Independent Virgin Mobile Shareholders vote in favour of the resolution to approve the Brand Licence.

     The terms of the Brand Licence are considered by Morgan Stanley, Virgin Mobile's financial adviser, to represent an arm's length commercially negotiated agreement and therefore are considered to be fair and reasonable. In forming this view, Morgan Stanley has taken into account the commercial assessments of the Independent Board.

     Further  details of the Brand Licence will be set out in the Scheme
     Document.

8.   BACKGROUND TO AND REASONS FOR THE OFFER

     Closely following the merger of ntl and Telewest to create the UK's leading triple-play cable provider, ntl's combination with Virgin Mobile together with the proposed re-branding of its combined consumer business with the Virgin brand represents an important milestone in ntl's history. ntl believes that the combination and re-branding will deliver wide-ranging strategic and financial benefits to its shareholders. It enhances ntl as a scale competitor in the UK telecommunications industry, enabling it to become the first market participant offering an integrated quad-play product suite, combining ntl's network, products and triple-play experience together with Virgin Mobile's national mobile business, creating a national communications and entertainment company.

     Furthermore, the re-branding of ntl's consumer business with the Virgin brand will bring Virgin's strong brand into more than 5.1 million UK homes and, ntl believes, will provide strong consumer appeal for a wide range of high quality communications services available from a single provider under a single consumer champion brand.

     Strengthening of ntl's competitiveness

     The competitive landscape in European and UK telecommunications has recently been undergoing substantial change, with the recent consolidation of various market participants and the convergence of telecommunications platforms and technologies. The recent merger of ntl and Telewest provides ntl with competitive scale and an access network passing more than half of UK homes, plus a strong platform on which to base brand and product extension. ntl believes that the mobile product of Virgin Mobile and the Virgin brand would enable ntl to extend its portfolio to compete more effectively with the large incumbents.

     Following the merger between ntl and Telewest, ntl is the largest provider of consumer broadband, the second largest provider of fixed telephony, the second largest provider of pay TV and the third largest provider of multi-channel TV, and, after the acquisition of Virgin Mobile, would be the fifth largest provider of mobile telephony (in each case, by number of subscribers).

     Furthermore, the extension of ntl's product suite to include mobility will, ntl believes, provide a strong platform for the innovation and development of converged products, such as converged fixed and mobile telephony devices, and video and voice services.

     Brand with strong consumer appeal

     ntl believes that the Virgin brand would bring it a strong consumer appeal, positioning and customer focus to a quad-play offering. It would allow ntl to utilise Virgin's brand expertise and consumer focus and should help increase customer loyalty and appeal.

     The Virgin brand is the most admired  brand in the UK (HPI Research
     2005) and Virgin is the 27th most respected company in the world (FT 2005) (in each case, as at the time of the relevant surveys).

     First quad-play in the UK provides growth prospects

     ntl believes that, following a combination with Virgin Mobile, it will be able to extend its expertise in bundling and cross-selling communications products to mobile telephony. It would create the UK's first communications quad-play proposition. ntl's customer base of over 5.1 million cable homes would be enhanced by Virgin Mobile's more than 4.3 million active mobile subscribers. In aggregate, the combined ntl and Virgin Mobile group would have 14.6 million RGUs (based on ntl and Telewest RGUs and Virgin Mobile active subscribers as reported as at 31 December 2005). The bundling of four communications products into one integrated offering to ntl's and Virgin Mobile's customers should create a strong competitive proposition, enabling ntl to deliver greater value for money to customers.

     Significant value creation opportunities

     ntl believes that a combination with Virgin Mobile would create the potential for revenue synergies by:

       o  increasing   penetration   and  reducing   customer  churn  by
          providing an appealing  product  suite under the Virgin brand;
          and

       o increasing ARPU through the effective cross-selling of mobile services into customer homes serviced by ntl, and triple-play services to Virgin Mobile subscribers.

     Financial impact on ntl

     As referred to above, ntl expects to generate certain revenue synergies over the medium-term.

     Other potential benefits anticipated include the savings that ntl believes would be derived from the re-branding of all of ntl's consumer operations with the Virgin brand. Pursuant to the Brand Licence, ntl would have the ability to access one of the most powerful and customer-friendly brands in the UK, without some of the re-branding costs it may have incurred had it re-branded with a new brand. ntl also expects to benefit from Virgin Mobile's high street presence (which includes over 100 "stores within stores" in Virgin Megastores and WH Smith stores, through which it intends to sell other ntl products).

     In addition, ntl plans to consolidate Virgin Mobile into its group for UK corporation tax purposes, enabling it to use certain existing capital allowances to offset Virgin Mobile taxable income.

     Combination with Virgin Mobile

     The ongoing process of integrating ntl's legacy business with the business of Telewest was designed to enable ntl also to absorb Virgin Mobile, were it be to acquired. In the immediate future, ntl does not intend fully to integrate Virgin Mobile into ntl's operations. ntl management's priority would continue to be the integration of ntl's legacy cable businesses operations with those of Telewest, and the exploitation of the benefits of the merger of ntl and Telewest. It is intended that Virgin Mobile management would report to the Chief Operating Officer of ntl.

     T-Mobile

     T-Mobile, Virgin Mobile's network provider, has indicated that it is supportive of the Offer.

9.   BACKGROUND AND REASONS FOR THE RECOMMENDATION OF THE OFFER

     Virgin Mobile listed on the London Stock Exchange on 21 July 2004, four and a half years after launching its customer offer. At the time of the IPO, Virgin Mobile laid out its plan to grow the business. Since listing, Virgin Mobile has delivered against this strategy, producing sector leading revenue growth by: leveraging the Virgin Mobile brand; maintaining a differentiated approach to market through innovation; and having the most satisfied customers in the sector. Virgin Mobile's robust operational and financial results have been reflected in the strong share price performance since IPO.

     On 5 December 2005 the Virgin Mobile Board confirmed that it had received an approach from ntl regarding a possible offer for Virgin Mobile. The Virgin Group representative on the Virgin Mobile Board absented himself from the Virgin Mobile Board, and further deliberations continued among the Independent Board members. After careful consideration, the Independent Board determined that ntl's potential cash offer of 323p materially undervalued Virgin Mobile and unanimously rejected this proposal.

     In early January 2006 ntl re-approached the Independent Board. After detailed negotiations, the terms of a revised potential offer were finalised. In a joint announcement on 16 January 2006, Virgin Mobile and ntl notified the market of discussions in respect of a potential cash offer of 372p, with share alternative offers. These discussions have resulted in a firm intention to make the Offer now being announced.

     The Independent Board believes that the revised Offer from ntl fairly reflects the value of Virgin Mobile and the future potential of the business, and accordingly the Independent Board intends unanimously to recommend this Offer.

10.  FINANCING THE OFFER

     The transaction will be financed by a combination of cash and ntl Shares. If all Independent Virgin Mobile Shareholders accept the Cash Offer, ntl will require approximately (pound)290.5 million to satisfy acceptances of the Cash Offer (assuming that all holders of options under the Virgin Mobile Share Option Schemes receive cash consideration), and approximately (pound)123.4 million to satisfy full acceptance of the cash element of the Share and Cash Offer by Virgin Group in respect of its approximately 71.2 per cent. shareholding of the current issued share capital of Virgin Mobile. This would result in a total cash consideration of approximately (pound)414.0 million. To satisfy acceptance of the share element of the Share and Cash Offer by Virgin, ntl will also issue approximately 34.3 million ntl Shares to the Virgin Group. As a result, on a successful completion of the Offer, Virgin Group will own approximately 10.1 to 10.6 per cent. of then current issued share capital of ntl, depending on the elections made by Independent Virgin Mobile Shareholders.

     ntl will also refinance the existing Virgin Mobile indebtedness, which was approximately (pound)192.7 million as at 30 September 2005.

     ntl believes that the Offer will not materially affect its current leverage. The cash consideration will be financed by a combination of existing cash and incremental (pound)475 million financing commitments from the existing ntl banking syndicate (comprised of an additional (pound)175 million of borrowings under the 5-year amortizing term loan facility entered into in connection with the acquisition of Telewest, and a (pound)300 million 6 1/2-year bullet repayment facility).

     Following completion on 3 March 2006 of the merger of ntl and Telewest, on 3 March 2006 Standard & Poors confirmed its previously stated credit rating for ntl, being a B+ corporate credit rating with positive outlook. Standard & Poors also stated on that date that this confirmation also encompasses its assessment of the anticipated acquisition of Virgin Mobile by ntl, which it considered to be neutral for the combined company's credit profile in the short term.

     On 27 March 2006 Moody's upgraded ntl's corporate family rating from B1 to Ba3 with stable outlook. Moody's stated that, whilst it expected the integration of ntl and Telewest to pose significant organisational challenges, it recognised the potential benefits that could result from an acquisition of Virgin Mobile, in terms of increased customer reach and increased product offering, as well as the use of the Virgin brand.

11.  STRUCTURE OF THE PROPOSALS

     Introduction

     The Scheme involves applications by Virgin Mobile to the Court to sanction the Scheme and then to confirm the cancellation of the Scheme Shares, in consideration for which Scheme Shareholders on the register of members at the Scheme Record Time will receive cash, ntl Shares or ntl Shares and cash, depending on their elections on the basis set out in paragraphs 2 to 5 above. The cancellation and the subsequent issue of new Virgin Mobile shares to members of the ntl Group provided for in the Scheme will result in Virgin Mobile becoming a wholly-owned subsidiary company in the ntl Group.

     The Meetings

     Before the Court's approval can be sought, the Scheme of Arrangement will require approval by Scheme Shareholders at a Court Meeting and the passing of a special resolution by Virgin Mobile Shareholders to implement the Scheme at an Extraordinary General Meeting. In addition, the Scheme is conditional upon the approval of the Brand Licence by a majority of the Independent Virgin Mobile Shareholders who vote for the purposes Rule 16 of the City Code.

     The Court Meeting will be held at the direction of the Court to seek the approval of the Scheme Shareholders to the Scheme. The approval required at the Court Meeting is a majority in number of the Scheme Shareholders who vote, representing three fourths or more in value of the votes cast, either in person or by proxy, at the Court Meeting.

     In addition, an Extraordinary General Meeting will be held for the purpose of considering and, if thought fit, passing a special resolution (which requires a vote in favour of not less than 75 per cent. of the votes cast) to approve:

     (i)   the Scheme;

     (ii) the reduction of capital and the issue of new Virgin Mobile Shares to members of the ntl Group provided for in the Scheme; and

     (iii) amendments to the articles of association of Virgin Mobile (such changes to be conditional on the Scheme becoming effective) in accordance with the Scheme and as described below.

     The Extraordinary General Meeting will also consider, and if thought fit, pass an ordinary resolution of the Independent Virgin Mobile Shareholders (which requires a vote, to be held on a poll, in favour, of more than 50 per cent. of the votes cast by Independent Virgin Mobile Shareholders) to approve the Brand Licence.

     Conditions to the Offer

     The Conditions to the Offer are set out in Appendix I to this document. As currently structured, the Offer is conditional, inter alia, upon:

     o the Scheme becoming effective by not later than 15 August 2006 or such later date as Virgin Mobile, ntl and the Cash Offeror may agree in writing (and, if appropriate, the Court may approve) failing which the Scheme will lapse;

     o the approval by a majority in number representing three fourths or more in value of the holders of Scheme Shares, present and voting, either in person or by proxy, at the Court Meeting;

     o the passing of the special (and any other) resolution required to implement the Scheme as set out in the notice of Extraordinary General Meeting at the Extraordinary General Meeting;

     o the passing of the ordinary resolution by the Independent Virgin Mobile Shareholders to approve the Brand Licence. Approval of the Brand Licence is required by the Panel and the resolution will be passed if a simple majority of the Independent Virgin Mobile Shareholders voting, in person or by proxy, on a poll, vote in favour of it;

     o the sanction of the Scheme (without modification or with modification(s) agreed by Virgin Mobile and ntl) and the subsequent confirmation of the reduction of capital involved therein, in each case, by the Court and an office copy of the Court order and the minute of such reduction attached thereto being delivered for registration to the Registrar of Companies of England and Wales and, in relation to the reduction of capital, being registered by him; and

     o the Conditions which are not otherwise identified above being satisfied or waived.

     Once the necessary approvals from Virgin Mobile Shareholders have been obtained and the other Conditions have been satisfied or (where applicable) waived, the Scheme and associated reduction of capital will become effective following sanction by the Court upon delivery to and, in the case of the associated reduction of capital, registration of the Court Order by the Registrar of Companies in England and Wales.

     Once   effective,   the  Scheme  will  be  binding  on  all  Scheme
     Shareholders, including those who did not vote, or who voted against it, at the Meetings or who could not be traced.

     It is also proposed that, following the Effective Date, Virgin Mobile's listing on the Official List will be cancelled and Virgin Mobile will be re-registered as a private company under the relevant provisions of the Companies Act.

12.  ANTICIPATED TIMETABLE

     Virgin Mobile anticipates that it will post the Scheme Document within the next 28 days; that the Court Meeting and Extraordinary General Meeting will take place during May 2006; and that, subject to the Scheme becoming unconditional and effective, the Effective Date will occur in late June 2006.

13.  MANAGEMENT AND EMPLOYEES

     ntl confirms that it intends to safeguard the existing contractual and statutory employment rights, including pension rights, of the existing employees of the Virgin Mobile Group.

14.  VIRGIN MOBILE SHARE OPTION SCHEMES

     At the same time as, or as soon as practicable following, the publication of the Scheme Document, explanatory letters will be sent to the participants in the Virgin Mobile Share Option Schemes explaining the effect of the Scheme on them and, where applicable, their right to exercise share options or to receive shares under awards.

     It is proposed to amend the articles of association of Virgin Mobile at the Extraordinary General Meeting to provide that, if the Scheme becomes effective, any Virgin Mobile Share issued after the Hearing Date will automatically (and immediately following issue) be transferred to a member of the ntl Group in exchange for the Offer Price in cash on the same basis as under the Scheme. Consequently, participants in the Virgin Mobile Share Option Schemes who exercise any options or receive shares under awards after the Scheme becomes effective will receive cash consideration in the same manner as Scheme Shareholders who elect for the Cash Offer under the Scheme.

     Further details of these proposals will be set out in the letters to the participants in the Virgin Mobile Share Option Schemes.

15.  INFORMATION ON NTL

     ntl is the UK's second largest communications company and leading triple play service provider with a cable footprint covering more than 50 per cent. of UK households. Following its merger with Telewest, ntl has more than 5.1 million residential customers and is the largest provider of residential broadband services in the UK with 2.8 million subscribers, the second largest pay TV provider (and the third largest provider of multi-channel TV) with 3.3 million subscribers and also the second largest fixed telephony provider with 4.3 million subscribers.

     ntl's services are delivered through its wholly-owned local access communications network passing approximately 12.4 million homes in the UK. The design and capability of its network provides ntl with the ability to offer triple-play bundled services and a broad portfolio of reliable, competitive communications solutions to business customers.

     ntl provides services to two categories of customers (residential customers and business customers) as follows:

       o Consumer: internet, telephone and cable television services to residential customers in the UK; and

       o Business: internet, data and voice services to large businesses, public sector organisations and small and medium-sized enterprises, or SMEs, communications transport services, and wholesale internet access solutions to internet service providers, or ISPs.

     ntl's combined legacy ntl and Telewest local access networks, which do not overlap, provide a strong platform allowing for product differentiation and innovation and the delivery of unique packages of service offerings. ntl now has the benefit of a much larger cable network (following its merger with Telewest) and, together with Telewest's content division, a strong position in the multi-channel TV marketplace.

16.  INFORMATION ON VIRGIN MOBILE

     Virgin Mobile is the UK's largest mobile virtual network operator ("MVNO") with more than 4.3 million customers. Virgin Mobile launched its operations in November 1999 and provides a broad range of mobile communications services to its customers.

     At launch, Virgin Mobile's addressable market encompassed all of the pre-pay market and in May 2005 it expanded to include the consumer contract market with the launch of Virgin Mobile Pay
     Monthly. In a short space of time, Virgin Mobile has built up a distribution network of over 16,000 outlets connecting customers and over 100,000 outlets selling airtime. It utilises the value of the Virgin brand by putting dedicated Virgin Mobile "stores within stores" inside over 100 Virgin Megastores and WH Smith stores nationally.

     Virgin Mobile's successful business philosophy is centred around five key strengths: a strong brand; a low capital investment business model; a differentiated approach to the market; an award-winning customer service; and a strong management team.

     Virgin Mobile benefits from the strength of the Virgin brand that has assisted the growth and level of Virgin Mobile's brand recognition within the UK. The Virgin Mobile brand is reflected in the company's entrepreneurial culture, customer proposition and differentiated approach to the market. Virgin Mobile believes it has good value tariffs which are easy to understand and a wide range of the latest handsets, and that it rewards customer loyalty.

     As an MVNO, Virgin Mobile has modest capital investment requirements when compared to its peers, which results in exceptional returns on capital. Capital investments are primarily made to support growth, operational efficiencies and the customer proposition. Virgin Mobile currently operates under its non-exclusive, minimum ten year term Telecommunications Supply Agreement with T-Mobile, signed in January 2004, and has recently entered into an agreement with BT Movio, a division of BT plc, to offer mobile TV to customers using the UK's Digital One DAB broadcast network.

     Virgin Mobile differentiates its approach to the market by challenging market convention, being customer focused and offering a simple and compelling customer proposition. Its products and brand are backed up by the best customer service in the industry. It has won numerous awards for its dedication to customer care, is consistently highly rated in customer satisfaction surveys and has rates of customer churn below the industry average.

     Since launch in 1999, Virgin Mobile has been led by strong management, consisting of highly experienced individuals with proven track record. This team was instrumental in developing and implementing a customer-oriented business, which has delivered rapid growth and strong financial results.

     Virgin Mobile's interim unaudited results for the period to 30 September 2005 (prepared in accordance with IFRS) were announced on 17 November 2005. These showed a turnover for the period of (pound)274.6 million (2004: (pound)256.7 million), service revenues of (pound)250.8 million (2004: (pound)230.7 million), operating profit of (pound)45.5 million (2004: (pound)35.7 million), EBITDA (excluding one-off items) of (pound)54.0 million (2004: (pound)55.6 million), and basic EPS of 10.8 pence (2004: 7.8 pence). Net debt as at 30 September 2005 was (pound)192.7 million (2004:
     (pound)264.1 million). Under Virgin Mobile's current accounting policies, subscriber acquisition costs ("SACS") for contract customers are recognized over the length of the contract. If contract SACs had been expensed in full upon connection, ntl estimates that operating profit and EBITDA for the period to 30 September 2005 would have been reduced by approximately (pound)16 million.

     For the 12 month period to 30 September 2005, Virgin Mobile's turnover was (pound)539 million, EBITDA excluding one-off items (a Virgin Mobile non-GAAP financial measure derived from financial statements prepared in IFRS) was (pound)99 million, and purchase of fixed assets (pound)11 million (in each case, for the last twelve months to 30 September 2005, calculated by subtracting the reported results for the six months to 30 September 2004 from the reported results for the year to 31 March 2005 and adding the reported results for the six months to 30 September 2005).

     Virgin Mobile's key performance indicators for the three months to 31 December 2005 were announced on 1 February 2006. These showed Q3 service revenues up 20.3% year on year (H1 FY06: 8.7%, excluding Ofcom termination rate cut - H1FY06: 17.9%), total active customers increased 12% to 4,346,000 (Q3 FY 05: 3,879,000), rising 12 month rolling ARPU of (pound)123 (H1 FY06: (pound)121) and strong customer growth with 193,000 net active additions (Q3 FY05:
     276,000).

17.  INTERESTS IN VIRGIN MOBILE SHARES

     Save for the irrevocable undertakings referred to in paragraph 6 above, neither the Cash Offeror nor ntl nor any of their directors nor, so far as the directors of the Cash Offeror or ntl are aware, any person acting in concert with the Cash Offeror or ntl for the purposes of the Offer, owns or controls or holds any option to purchase, or has any arrangement in relation to Virgin Mobile Shares or securities convertible or exchangeable into Virgin Mobile Shares or options (including traded options) in respect of, or has entered into any derivative referenced to, any such shares. For these purposes, "arrangement" includes any indemnity or option arrangement, any agreement or understanding, formal or informal, of whatever nature, relating to Virgin Mobile Shares which may be an inducement to deal or refrain from dealing in such shares.

18.  INDUCEMENT FEE

     In the Implementation Agreement, Virgin Mobile has agreed with the Cash Offeror and ntl that it will not enter into any inducement fee arrangements with any person in connection with an approach to Virgin Mobile or a proposal or offer to acquire shares in the capital of Virgin Mobile. No inducement fee arrangement has been agreed with the Cash Offeror or ntl.

19.  IMPLEMENTATION AGREEMENT

     ntl, the Cash Offeror, and Virgin Mobile have entered into an implementation agreement regarding the implementation of the Scheme (or, if applicable, a Takeover Offer) and the conduct of the business of Virgin Mobile in the period up to the Effective Date (or, if applicable, the date on which the Offer becomes or is declared unconditional in all respects).

     ntl can terminate the Implementation Agreement if Virgin Mobile breaches certain covenants contained in the Implementation Agreement. Further details of the Implementation Agreement are set out in Appendix III.

20.  INVESTMENT AGREEMENT

     In connection with the possible issue of ntl Shares to members of the Virgin Group pursuant to the Offer, a member of the Virgin Group and Sir Richard Branson have entered into an investment agreement dated 3 April 2006, that will become effective on the Effective Date.

     The Investment Agreement places restrictions on the extent to which the relevant Virgin Group holders of ntl Shares will be able to dispose of those ntl Shares during an 18 month period from the Effective Date, with those restrictions relaxing on the following basis during that period (cumulatively, but including any prior sales by them of ntl Shares):

     (i)   12.5 per cent. of their initial holding after three months;

     (ii)  25 per cent. of their initial holding after six months;

     (iii) 37.5 per cent. of their initial holding after nine months;

     (iv)  50 per cent. of their initial holding after twelve months;

     (v)   75 per cent. of their initial holding after fifteen months;

     (vi)  100 per cent. of their initial  holding after eighteen months
           (i.e.   at  this  point  their  ntl  Shares   become   freely
           transferable).

     In addition, it places certain restrictions on the conduct of those holders, and Sir Richard Branson, such that those holders:

     (i) would not be permitted to acquire more than 15 per cent., in aggregate, of ntl's Shares (subject to certain exceptions and ntl's shareholder rights plan);

     (ii) would not be permitted to sell any ntl Shares to any person or persons who would own, in aggregate, 1 per cent. of ntl's entire issued share capital following any such sale or sales;

     (iii) agree that they would exercise their voting rights pro rata with the votes of other holders of ntl Shares, or in support of any actions recommended by the board of directors of ntl in respect of: any amendment of ntl's articles or bylaws; any proposal that could facilitate a change of control of ntl; or on any election of a director of ntl. Notwithstanding that, those holders retain the right to vote against a business combination transaction recommended by the board of ntl, and to refuse to accept a recommended offer for their ntl Shares; and

     (iv) are restricted from: offering, proposing or seeking to enter into business combination transactions; participating in the solicitation of proxies; proposing shareholder proposals; publicly opposing recommendations by the board of directors of ntl; and engaging in related discussions with third parties, making related public announcements, or assisting other persons to do the same, which restrictions all expire after ntl's 2008 annual stockholders' meeting has taken place.

     Furthermore,   it  contains   registration   rights  under  the  US
     Securities Exchange Act of 1933, as amended, in favour of the above persons in respect of their holdings of ntl Shares.

     The Investment Agreement is subject to early termination by ntl in certain circumstances, including (subject to the making of certain payments) on a change of control of ntl.

     Further details of the Investment Agreement will be set out in the Scheme Document.

21.  OVERSEAS SHAREHOLDERS

     The availability of the Offer to persons not resident in the United Kingdom and the United States may be prohibited or affected by the laws of the relevant jurisdictions. Such persons should inform themselves about, and observe, any applicable requirements.

22.  RECOMMENDATION

     The Independent Board, who have been so advised by Morgan Stanley, consider the terms of the Cash Offer, the Share Offer, and the Share and Cash Offer, to be fair and reasonable. In providing advice to the Independent Board, Morgan Stanley has taken into account the commercial assessments of the Independent Board.

     The Independent Board has indicated to ntl that it intends unanimously to recommend that the Virgin Mobile Shareholders vote in favour of the Scheme at the appropriate meetings, as the Independent Directors have undertaken to do in respect of all their own beneficial holdings of 1,338,534 Virgin Mobile Shares, representing as at the date of this announcement, in aggregate, approximately 0.52 per cent of the existing issued share capital of Virgin Mobile.

     Virgin Mobile Shareholders considering making an election for the Share Offer or for the Share and Cash Offer are referred to the investment considerations which will be set out in the Scheme Document. The decision as to whether Virgin Mobile Shareholders make an election for the Share Offer or for the Share and Cash Offer will depend on their individual circumstances. If Virgin Mobile Shareholders are in any doubt as to the action they should take, they should seek their own financial advice from an independent financial adviser.

     The Independent Board considers that the terms of the Brand Licence represent an arm's length commercially negotiated agreement and therefore are fair and reasonable.

     Accordingly, the Independent Board has indicated to ntl that it intends unanimously to recommend that the Independent Virgin Shareholders vote in favour of the resolution to approve the Brand Licence as they intend to do in respect of their own Virgin Mobile Shares.

23.  GENERAL

     The acquisition of Virgin Mobile may be made by one or more new companies in addition to ntl, or in substitution for the Cash Offeror at ntl's sole discretion. Details of any such companies will be included in the Scheme Document. References to the Cash Offeror in this announcement should be construed accordingly.

     The Scheme Document, forms of election to allow Virgin Mobile Shareholders to elect to receive either of the Share Offer or the Share and Cash Offer and proxy forms for the Meetings, will be sent to Virgin Mobile Shareholders in due course. If Scheme Shareholders do not elect, or do not validly elect for one of the Share Alternative Offers, they will be deemed for the purposes of the Scheme to have elected to receive the Cash Offer.

     Fractional entitlements to ntl Shares will not be allotted or issued pursuant to the Share Offer or the Share and Cash Offer and will be disregarded.

     ntl reserves the right to elect to implement the Offer by making a Takeover Offer for the entire issued and to be issued share capital of Virgin Mobile.

     Prior to a Takeover Offer being made, the consent of the Panel will be required and such alterations to the Offer will need to be made as are necessary for the Takeover Offer to comply with the provisions of the City Code, including those provisions relating to the cash confirmation requirements of Rule 24.7.

ENQUIRIES:

NTL

Richard Williams                                      Tel: +44 (0)20 7299 5479

BUCHANAN COMMUNICATIONS (PR Adviser to ntl)

Mark Edwards or Jeremy Garcia                         Tel: +44 (0)20 7466 5000

GOLDMAN SACHS (Financial Adviser to ntl)

Alain Carrier                                         Tel: +44 (0)20 7774 1000

VIRGIN MOBILE

Steven Day or Mike Thomas                             Tel: +44 (0)20 7484 4300

MORGAN STANLEY & CO. LIMITED (Financial Adviser to Virgin Mobile)

Justin Manson or Scott Bruckner                       Tel: +44 (0)20 7425 8000

INVESTEC BANK (UK) LIMITED (Corporate Broker to
Virgin Mobile)

Chris Godsmark                                        Tel: +44 (0)20 7597 5051

JP MORGAN CAZENOVE (Corporate Broker to
Virgin Mobile)

Arjun Khullar                                         Tel: +44 (0)20 7155 8642

FINSBURY (PR Adviser to Virgin Mobile)

James Murgatroyd or Don Hunter                        Tel: +44 (0)20 7251 3801

A conference call and webcast for analysts and investors regarding the Offer will be held today at 2 p.m. UK time/ 9 a.m. Eastern Standard Time (UK: +44 20 7365 8426, US: +1 617 597 5341, participant code: ntl). The presentation can also be accessed live via webcast on ntl's website, www.ntl.com/investors. The teleconference replay will be available for one week beginning approximately two hours after the end of the call and will be available until Tuesday, 11 April 2006. The dial-in replay number for the US is: +1 617 801 6888 and the international dial-in replay number is: +44 (0) 207 365 8427, participant code: 98450630.

A press conference will be held today at 12 p.m. UK time at the offices of Buchanan Communications, 45 Moorfields, EC2Y 9AE.

This summary should be read in conjunction with the full text of the attached announcement. The Offer will be subject to the conditions set out in Appendix I to this announcement and the full conditions and further terms which will be set out in the Scheme Document expected to be issued shortly.

Appendix II contains the sources and bases of information used in this announcement.

Appendix III contains further details on the Implementation Agreement.

Appendix IV contains the definitions of certain expressions used in this announcement.

Goldman Sachs International, which is authorised and regulated in the United Kingdom by the Financial Services Authority, is acting exclusively for ntl and the Cash Offeror and no one else in connection with the Offer and will not be responsible to anyone other than ntl and the Cash Offeror for providing the protections afforded to its customers or for providing advice in relation to the Offer or any matter or arrangement referred to herein.

Morgan Stanley & Co. Limited is acting exclusively for Virgin Mobile and no one else in connection with the Offer and will not be responsible to anyone other than Virgin Mobile for providing the protections afforded to its clients or for providing advice in relation to the Offer or any matter or arrangement referred to herein.

Investec Bank (UK) Limited is acting exclusively for Virgin Mobile and no one else in connection with the Offer and will not be responsible to anyone other than Virgin Mobile for providing the protections afforded to its clients or for providing advice in relation to the Offer or any matter or arrangement referred to herein.

JP Morgan Cazenove is acting exclusively for Virgin Mobile and no one else in connection with the Offer and will not be responsible to anyone other than Virgin Mobile for providing the protections afforded to its clients or for providing advice in relation to the Offer or any matter or arrangement referred to herein.

FURTHER INFORMATION ON THE OFFER

The availability of the Offer to Virgin Mobile Shareholders who are not resident in the United Kingdom and the United States may be affected by the laws of relevant jurisdictions. Virgin Mobile Shareholders who are not resident in the United Kingdom or the United States will need to inform themselves about and observe any applicable requirements.

Any securities that are offered pursuant to the Offer described in this announcement have not been and will not be registered under the applicable securities laws of Australia, Canada or Japan. Accordingly, any such securities may not be offered, sold or delivered, directly or indirectly, in or into Australia, Canada or Japan except pursuant to exemptions from applicable requirements of such jurisdictions.

The Offer will be subject to the applicable rules and regulations of the UKLA, the London Stock Exchange and the City Code. In addition, the Offer will be subject to the applicable requirements of the United States federal and state securities laws and the applicable rules and regulations of NASDAQ (except to the extent exempt from such requirements).

Virgin Mobile Shareholders should read any prospectus that may be filed by ntl with the SEC, because any such prospectus will contain important information. Investors may obtain a free copy of any prospectus, if and when it becomes available, and other documents filed by ntl Incorporated with the SEC, at the SEC's website at http://www.sec.gov. Free copies of any prospectus, if and when it becomes available, may be obtained by directing a request to ntl Incorporated, 9098 Third Avenue, Suite 2863, New York, New York 10022, Attention: Investor Relations. If the offer proceeds by way of scheme of arrangement, however, it is anticipated that no prospectus would be required because the transaction would be exempt from registration under the US Securities Act of 1933, as amended, pursuant to section 3(a)(10) thereof, in which case this fact will be disclosed in the scheme document sent to all Virgin Mobile Shareholders.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, or the solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

CITY CODE

Under the provisions of Rule 8.3 of the City Code, if any person is, or becomes, "interested" (directly or indirectly) in 1 per cent. or more of any class of "relevant securities" of ntl, the Cash Offeror or of Virgin Mobile, all "dealings" in any "relevant securities" of that company (including by means of an option in respect of, or a derivative referenced to, any such "relevant securities") must be publicly disclosed by no later than 3.30 p.m. (London time) on the Business Day following the date of the relevant transaction. This requirement will continue until the date on which the offer becomes, or is declared, unconditional as to acceptances, lapses or is otherwise withdrawn or on which the "offer period" otherwise ends. If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire an "interest" in "relevant securities" of ntl, the Cash Offeror or Virgin Mobile, they will be deemed to be a single person for the purpose of Rule 8.3. Under the provisions of Rule 8.1 of the City Code, all "dealings" in "relevant securities" of ntl, the Cash Offeror or of Virgin Mobile by ntl, the Cash Offeror, or Virgin Mobile, or by any of their respective "associates", must be disclosed by no later than 12.00 noon (London time) on the Business Day following the date of the relevant transaction. A disclosure table, giving details of the companies in whose "relevant securities" "dealings" should be disclosed, and the number of such securities in issue, can be found on the Panel's website at www.thetakeoverpanel.org.uk. "Interests in securities" arise, in summary, when a person has long economic exposure, whether conditional or absolute, to changes in price of securities. In particular, a person will be treated as having an "interest" by virtue of the ownership or control of securities, or by virtue of any option in respect of, or derivative referenced to, securities. Terms in quotation marks are defined in the City Code, which can also be found on the Panel's website. If you are in any doubt as to whether or not you are required to disclose a "dealing" under Rule 8, you should consult the Panel.

FORWARD LOOKING STATEMENTS

Certain statements in this document regarding the proposed transaction between ntl Incorporated and Virgin Mobile Holdings UK plc, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and products and any other statements regarding Virgin Mobile 's or ntl's future expectations, beliefs, goals or prospects constitute forward-looking statements as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995. When used in this document, the words "believe", "anticipate", "should", "intend", "plan", "will", "expects", "estimates", "projects", "positioned", "strategy", and similar expressions or statements that are not historical facts, in each case as they relate to ntl and Virgin Mobile, the management of either such company or the proposed transaction, are intended to identify those expressions or statements as forward-looking statements. In addition to the risks and uncertainties noted in this document, there are certain factors, risks and uncertainties that could cause actual results to differ materially from those anticipated by some of the statements made, many of which are beyond the control of ntl and Virgin Mobile. These include: (1) the failure to obtain and retain expected synergies from the integration of legacy ntl and legacy
Telewest Global and the proposed transaction, (2) rates of success in executing, managing and integrating key acquisitions, including the integration of legacy ntl and legacy Telewest Global and the proposed acquisition, (3) the ability to achieve business plans for the combined company, (4) the ability to manage and maintain key customer relationships, (5) delays in obtaining, or adverse conditions contained in, any regulatory or third-party approvals in connection with the proposed acquisition, (6) availability and cost of capital, (7) the ability to manage regulatory, tax and legal matters, and to resolve pending matters within current estimates, (8) other similar factors, and
(9) the risk factors summarized and explained in the 2005 Form 10-K for NTL Holdings Inc. (fka NTL Incorporated). For additional information concerning factors that could cause actual results to materially differ from those projected herein, please refer to ntl's and NTL holdings Inc.'s most recent Form 10-K, 10-Q and 8-K reports.

                               APPENDIX I

                CONDITIONS AND FURTHER TERMS OF THE OFFER

1.   CONDITIONS OF THE OFFER

     The Offer will be subject to the conditions set out herein and to the further terms and conditions set out in the Scheme Document.

1.1 The Offer, if it is implemented by way of the Scheme, will be conditional upon the Scheme becoming unconditional and effective, subject to the City Code, by not later than 15 August 2006 or such later date as ntl, the Cash Offeror, Virgin Mobile and the Court may agree in writing.

     The Scheme will be conditional upon:

     (a) approval by a majority in number representing three fourths or more in value of the holders of Scheme Shares, present and voting, either in person or by proxy, at the Court Meeting;

     (b) any resolution required to implement the Scheme, amend Virgin Mobile's articles of association, and set out in the notice of Extraordinary General Meeting, being passed at the Extraordinary General Meeting; and

     (c) the sanction of the Scheme (without modification or with modification(s) agreed by Virgin Mobile and ntl) and the confirmation of any reduction of capital involved therein by the Court and an office copy of the Court order and the minute of such reduction attached thereto being delivered for registration to the Registrar of Companies of England and Wales and, in relation to the reduction of capital, being registered by him.

1.2 The Offer will also be subject to the Office of Fair Trading indicating in terms satisfactory to the Cash Offeror or ntl that it does not intend to refer the proposed acquisition of Virgin Mobile by the ntl Group to the Competition Commission and, in the event that the Secretary of State serves an intervention notice under section 42(2) of the Enterprise Act 2002, the Office of Fair Trading indicating in terms satisfactory to the Cash Offeror or ntl that the Secretary of State does not intend to refer the proposed acquisition of Virgin Mobile by the ntl Group to the Competition Commission and the expiry of a period of four weeks from the date on which the reasoned decision of the Office of Fair Trading or the Secretary of State, as the case may be, was published, provided that the Registry of the Competition Appeal Tribunal has confirmed that, as at 5.00 pm on the final day of the four week period, no application under section 120 of the Enterprise Act 2002 has been made for review of the decision.

1.3 The Offer will also be conditional on approval of the Brand Licence by a simple majority of the Independent Virgin Mobile Shareholders voting, in person or by proxy, on a poll.

The Cash Offeror and/or ntl reserves the right to waive condition 1.2 above in whole or part.

If ntl or a member of the ntl Group is required by the Panel to make an offer for Virgin Mobile Shares under the provisions of Rule 9 of the Code, ntl or the relevant member of the ntl Group may make such alterations to the conditions as are necessary to comply with the provisions of that Rule, including (without limitation) an acceptance condition of 70 per cent. of the Virgin Mobile Shares to which the Takeover Offer relates.

If ntl or a member of the ntl Group elects to implement the Offer by making a Takeover Offer for Virgin Mobile instead of or in substitution for the Scheme, ntl or the relevant member of the ntl Group may, with the consent of the Panel, make such alterations to the conditions as are necessary to comply with the provisions of the Code.

The Offer will lapse if the Offer is referred to the Competition Commission before the Effective Date.

The Offer and the Scheme will be governed by English law. The City Code applies to the Offer.

2.   CERTAIN FURTHER TERMS OF THE OFFER

     (a) Virgin Mobile Shares will be acquired by the appropriate members of the ntl Group fully paid and free from all liens, equitable interests, charges, encumbrances and other third party rights of any nature whatsoever and together with all rights attaching to them, including the right to receive and retain all dividends and distributions (if any) declared, made or payable after the date of this announcement.

     (b) The Offer will be on the terms and will be subject, inter alia, to the conditions which are set out in paragraphs 1.1 to
          1.3 of Appendix I and those terms which will be set out in the Scheme Document and such further terms as may be required to comply with the Listing Rules of the UK Listing Authority, the obligations under the U.S. federal securities laws and the regulations thereunder of the SEC and the provisions of the City Code.

                              APPENDIX II

             BASES OF CALCULATION AND SOURCES OF INFORMATION

1. The value placed by the Offer on the existing issued share capital, and other statements made by reference to the existing share capital, of Virgin Mobile are based on 258,703,010 Virgin Mobile Shares in issue, being the number of shares in issue publicly stated by Virgin Mobile on 29 March 2006.

2. With the consent of the Panel, the provisions of Rule 24.2(g) have been applied as if the current offer period for Virgin Mobile commenced on 5 December 2005, notwithstanding the fact that the initial offer period ceased on 8 December 2005 and the current offer period commenced on 9 December 2005.

3. Unless otherwise stated, the financial information and other information on Virgin Mobile included in this announcement has been extracted or derived, without material adjustment, from the audited consolidated financial statements, for the Virgin Mobile Group for the years ended 31 March 2004 and 2005, and the interim unaudited consolidated financial results for the Virgin Mobile Group for the six months ended 30 September 2004 and 2005.

4. Unless otherwise stated, the financial information and other information on Telewest, the Cash Offeror and ntl included in this announcement has been extracted or derived, without material adjustment, from the audited consolidated financial statements for the ntl Group and Telewest for the year ended 31 December 2004 and 2005.

5. Unless otherwise stated, all historic share prices quoted for Virgin Mobile Shares have been sourced from the Daily Official List and represent closing middle market prices for Virgin Mobile Shares on the relevant dates.

6. As at the close of business on 3 April 2006, Virgin Mobile had in issue 258,703,010 ordinary shares of 10 pence each.

7. As at the close of business on 3 April 2006, ntl had in issue 288,115,064 shares of common stock of US$0.01 each.


8. As at the close of business on 3 April 2006, the Cash Offeror had in issue 121,006 ordinary shares of (pound)0.001 each.

9. The US$/(pound) exchange rate used in this announcement is the Federal Reserve Bank of New York rate as at 12 p.m. New York time on 3 April 2006, being US$1.7389:(pound)1.

10. The ntl Share price used in this announcement is the closing price as at 3 April 2006, being US$29.12.

                              APPENDIX III

                        IMPLEMENTATION AGREEMENT

Under the Implementation Agreement:

     (a) Virgin Mobile, ntl and the Cash Offeror have given each other certain undertakings regarding implementation of the Scheme (or, if applicable, a takeover offer);

     (b)  Virgin  Mobile,  ntl and  the  Cash  Offeror  have  agreed  to
          co-operate  with  each  other  towards   satisfaction  of  the
          Conditions;

     (c) Virgin Mobile has agreed to the following provisions, breach of which will be regarded as material and thereby giving ntl the right to terminate the Implementation Agreement:

          (i) to carry on the business of Virgin Mobile in the ordinary course and not undertake any material commitment or enter into or amend any material contract otherwise than in the ordinary course;

          (ii) not to amend or agree to amend the TSA other than pursuant to the Amendment Agreement;

          (iii) not to solicit an alternative offer for Virgin Mobile and to promptly inform ntl and the Cash Offeror of any such approach by a third party; and

          (iv) not to take any action which is prejudicial to the successful outcome of the Scheme; and

     (d) Virgin Mobile has agreed that if the Scheme does not become effective for any reason, including, for example, if the requisite resolutions to approve the Scheme are not passed or if the Court fails to sanction the Scheme, it will take or cause to take all actions necessary to implement the Offer as a Takeover Offer including providing Virgin Mobile's recommendation to the implementation of the Offer as a Takeover Offer pursuant to the note on Rules 35.1 and 35.2 of the City Code.

                              APPENDIX IV

                               DEFINITIONS

The following definitions apply throughout this announcement unless the context otherwise requires:

"AMENDMENT AGREEMENT"         means  the  amendment   agreement  between  Virgin
                              Mobile Telecoms Limited and T-Mobile (UK) Limited dated on or about the date of this announcement in respect of the amendment of certain provisions of the TSA;

"ARPU"                        means average revenue per user;

"ASSOCIATED UNDERTAKING"      has  the  meaning  given  to it in  Section  20 of
                              Schedule 4A to the Companies Act;

"AUSTRALIA"                   means   the   Commonwealth   of   Australia,   its
                              territories and possessions;

"BRAND LICENCE"               means the trade mark licence  agreement in respect
                              of the Virgin brand executed by Virgin Enterprises and ntl on 3 April 2006;

"BUSINESS DAY"                means a day  (other  than  Saturday  or Sunday) on
                              which banks are generally open for business in the City of London;

"CANADA" means Canada, its provinces and territories and all areas subject to its jurisdiction and any political sub-division of such territories and areas;

"CASH OFFER"                  means  the  recommended  cash  offer at the  Offer
                              Price  made to  Scheme  Shareholders  by the  Cash
                              Offeror (or such other member of the ntl Group who shall be specified);

"CITY CODE"                   means the City Code on Takeovers and Mergers;

"CLOSING PRICE"               means the middle  market price of a Virgin  Mobile
                              Share at the close of business on the day to which
                              such  price   relates,   derived  from  the  Daily
                              Official List for that day;

"COMPANIES ACT"               means the Companies Act 1985 (as amended);

"CONDITIONS"                  means  the  conditions  of the  Offer  set  out in
                              Appendix I to this Announcement and any other conditions which are agreed in writing by the parties;

"COURT" means the High Court of Justice in England and Wales;

"COURT MEETING"               means the meeting of the Scheme  Shareholders (and
                              any adjournment thereof) to be convened by order of the Court pursuant to section 425 of the Companies Act to consider and, if thought fit, approve the Scheme (with or without amendment);

"COURT ORDER"                 means  the  order  of the  Court  sanctioning  the
                              Scheme under  section 425 of the Companies Act and
                              confirming  the  reduction of share  capital which
                              forms  part  of  it  under   section  137  of  the
                              Companies Act;

"DAILY OFFICIAL LIST"         means the daily  official list of the London Stock
                              Exchange;

"EFFECTIVE DATE"              means  the  date  on  which  the  Scheme   becomes
                              effective in accordance with its terms;

"EXTRAORDINARY GENERAL        means the  extraordinary  general  meeting (or any
MEETING"                      adjournment   thereof)   of  the   Virgin   Mobile
                              Shareholders to be convened in connection with the Scheme, expected to be held as soon as the preceding Court Meeting shall have been concluded or adjourned;

"FINANCIAL SERVICES           means the Financial  Services  Authority of the UK
AUTHORITY"                    in its capacity as the competent authority for the
                              purposes of Part VI of FSMA and in the exercise of its functions in respect of admission to the Official List otherwise than in accordance with
                              Part VI of FSMA;

"FSMA"                        means the Financial  Services and Markets Act 2000
                              (as amended);

"HEARING"                     means the  hearing or hearings by the Court of the
                              petition to sanction the Scheme and/or confirm the associated reduction of capital and/or grant the Court Order (as the case may be);

"HEARING DATE"                means the date of the commencement of the Hearing;

"IMPLEMENTATION AGREEMENT"    means the implementation  agreement between Virgin
                              Mobile,  the Cash  Offeror  and ntl  dated 3 April
                              2006;

"INDEPENDENT BOARD"           means the  directors  of Virgin  Mobile  excluding
                              Gordon McCallum, who is the representative of Virgin, Virgin Mobile's majority shareholder and who has absented himself from discussions in relation to the Offer;

"INDEPENDENT VIRGIN MOBILE    means the Virgin Mobile Shareholders excluding the
 SHAREHOLDERS"                Virgin Group;

"INVESTMENT AGREEMENT"        means the investment agreement between a member of
                              the Virgin Group, Sir Richard Branson, and ntl, dated 3 April 2006;

"LISTING RULES"               means the listing rules of the Financial  Services
                              Authority;

"LONDON STOCK EXCHANGE"       means London Stock Exchange plc;

"MEETINGS"                    means the Court Meeting  and/or the  Extraordinary
                              General Meeting, as the case may be;

"MORGAN STANLEY"              means Morgan Stanley & Co. Limited;

"NASDAQ NATIONAL MARKET"      means  the  national   association  of  securities
                              dealers,   automated   quotation  system  national
                              market;

"NTL GROUP"                   means  ntl,   its   holding   companies   and  its
                              subsidiary undertakings;

"NTL SHARES"                  means ntl common stock of $0.01 per share which is
                              quoted on Nasdaq;

"NEW NTL SHARES"              means new ntl Shares issued to Scheme Shareholders
                              who elect to receive ntl Shares pursuant to the Share Offer or the Share and Cash Offer;

"OFFER" means the Cash Offer, the Share Offer, and the Share and Cash Offer to acquire the Scheme Shares as detailed in this Announcement and, where the context requires, any subsequent revision, variation, extension or renewal thereof;

"OFFER PRICE"                 means the cash offer price of 372 pence per Scheme
                              Share;

"OFFICIAL LIST"               means the official list of the Financial  Services
                              Authority;

"OVERSEAS SHAREHOLDERS"       means Virgin Mobile  shareholders whose registered
                              addresses are outside the UK and the United States or who are citizens or residents of countries other than the UK and the United States;

"(POUND)"                     means pounds sterling;

"PANEL"                       means The Panel on Takeovers and Mergers;

"QUAD-PLAY"                   means fixed line  telephony,  broadband  internet,
                              television and mobile telephony;

"RGUS"                        means revenue generating units;

"SCHEME DOCUMENT"             means the document  proposed to be  despatched  by
                              Virgin  Mobile  to  Virgin   Mobile   Shareholders
                              containing   and   setting   out  the   terms  and
                              conditions of the Offer and certain information about Virgin Mobile, ntl and the Cash Offeror and containing the Scheme and notices of the Meetings;

"SCHEME" OR "SCHEME OF        means the  proposed  scheme of  arrangement  under
ARRANGEMENT"                  section 425 of the  Companies  Act between  Virgin
                              Mobile and the holders of Scheme Shares, with or subject to any modification, addition or condition approved or imposed by the Court;

"SCHEME RECORD TIME"          means  the time and  date to be  specified  in the
                              Scheme Document;

"SCHEME SHAREHOLDERS"         means the holders of Scheme Shares;

"SCHEME  SHARES"              means Virgin Mobile Shares in issue on the date of
                              this announcement together with any further Virgin
                              Mobile Shares:

                              (a) issued after the date of this announcement and prior to the Voting Record Time; and

                              (b) (if any) issued on or after the Voting Record Time and prior to 6:00 p.m. on the day before the Hearing Date either on terms that the original or any subsequent holders thereof shall be bound by the Scheme or in respect of which the holders thereof shall have agreed to be bound by the Scheme;

"SEC"                         means the U.S. Securities Exchange Commission;

"SECURITIES ACT"              means the United States Securities Act of 1933 (as
                              amended);

"SHARE ALTERNATIVE OFFERS"    means the Share and Cash  Offer  and/or  the Share
                              Offer;

"SHARE AND CASH OFFER"        means the recommended  offer of 0.18596 ntl Shares
                              plus 67  pence in cash per  Scheme  Share  held to
                              made by ntl and the Cash  Offeror  (or such  other
                              member(s)   of  the  ntl   Group   who   shall  be
                              specified);

"SHARE OFFER"                 means the recommended  offer of 0.23245 ntl Shares
                              per Scheme Share held to made by ntl;

"SUBSIDIARY" or "SUBSIDIARY   having the meanings given to them by the Companies
UNDERTAKING"                  Act;

"TAKEOVER OFFER"              means the  implementation of the Offer by means of
                              a takeover offer under the City Code;

"TELEWEST"                    means Telewest Global, Inc.;

"T-MOBILE"                    means T-Mobile (UK) Limited;

"TRIPLE-PLAY"                 means fixed line  telephony,  broadband  internet,
                              and television;

"TSA"                         means  the  telecommunications   supply  agreement
                              between   Virgin  Mobile   Telecoms   Limited  and
                              T-Mobile dated 29 January 2004;

"UKLA"                        means the United Kingdom Listing Authority;

"UNITED KINGDOM" or "UK"      means the  United  Kingdom  of Great  Britain  and
                              Northern Ireland;

"UNITED STATES" or "US"       means the United States of America  (including the
                              States  and  the   District  of   Columbia),   its
                              territories,   its  possessions  and  other  areas
                              subject to its jurisdiction;

"US PERSON"                   means a US person as defined in Regulation S under
                              the Securities Act;

"US$" "USD" or "$"            means United States dollars;

"VOTING RECORD TIME"          means  the time and  date to be  specified  in the
                              Scheme Document;

"VIRGIN ENTERPRISES"          means Virgin Enterprises Limited;

"VIRGIN GROUP"                means  Virgin  Group  Investments  Limited and its
                              subsidiary undertakings and affiliates;

"VIRGIN MOBILE BOARD"         means  the  full  board  of  directors  of  Virgin
                              Mobile;

                              means   Virgin    Mobile   and   its    subsidiary
"VIRGIN MOBILE GROUP"         undertakings;

"VIRGIN MOBILE SHARE          means (i) the  Discretionary  Share  Option  Plan;
OPTION SCHEMES"               (ii) the Share Incentive  Plan;  (iii) the Savings
                              Related  Share Option Plan;  (iv) the  Performance
                              Share Plan; and (v) the Pre-IPO Plan;


"VIRGIN MOBILE SHAREHOLDERS"  means the holders of Virgin Mobile Shares; and

"VIRGIN MOBILE SHARES"        means  the  ordinary  shares of 10p each in Virgin
                              Mobile.